                                       SECURITIES AND EXCHANGE COMMISSION
                                              Washington, DC 20549

                                                     FORM 8-K

                                                  current report

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

Date of Report:                                                                              June 28, 2002

                 PROVIDENCE AND WORCESTER RAILROAD COMPANY
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              (Exact name of registrant as specified in its charter)

Rhode Island                                0-16704                                     05-0344399
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(State of incorporation             (Commission                                 (IRS Employer Iden-
or organization)                       File Number)                              tification No.)

75 Hammond Street, Worcester, Massachusetts                                       01610
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(address of principal executive offices)                                        (Zip Code)

Registrant's telephone number:      (508) 755-4000
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                                                    NA
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                           (Former name or former address, if changed since last report)

Item 5.  Other Events
         ------------

         By press release dated June 27, 2002 the Registrant announced to the general public that a ruling has been issued by the arbitrator in a proceeding with National Railroad Passenger Corporation (Amtrak)
         concerning Amtrak's claim for rate increases and maintenance costs for rail sidings with respect to the
         Company's freight operations over a portion of Amtrak's Northeast Corridor in the states of Rhode Island and Connecticut.

         A description of the foregoing is contained in the press release referred to above, a copy of which is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         The following exhibit is filed with this report:

         Exhibit 20 - Press Release dated June 27, 2002

                                                     Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                                                       Providence and Worcester
                                                                       Railroad Company

                                                                       By:   /s/Robert J. Easton
                                                                             -------------------
                                                                       Robert J. Easton, Treasurer
                                                                       (Principal financial officer and
                                                                       Principal accounting officer)

                                                                                                 Exhibit 20
                                                                                                 ----------
         Contact Mary A. Tanona

         75 Hammond Street
         Worcester, MA  01610

         Phone (508) 755-4000, ext. 365
         Fax (508) 795-0748

Press Release
                                     Providence and Worcester Railroad Company
                                         Announces Decision in Arbitration

Worcester, MA, June 27, 2002, Providence and Worcester Railroad Company (AMEX: PWX) announced today that a ruling has been issued by the arbitrator in a proceeding with the National Railroad Passenger Corporation (Amtrak)
concerning Amtrak's claim for rate increases and maintenance costs for rail sidings with respect to the Company's freight operations over a portion of Amtrak's Northeast Corridor, primarily in the states of Rhode Island and
Connecticut.

According to the arbitrator's decision, the amount owed by the Company for the period from July 9, 1999 through
March 31, 2001 is $723,890.94.  The Company estimates, based upon the arbitrator's award, that the total amount owed by the Company for the period from July 9, 1999 through the quarter ended March 31, 2002 is $1,250,000.  The estimated impact of the award will be to reduce the Company's pre-tax earnings for the second quarter of 2002 by approximately $1,250,000, although the actual amount is subject to calculation.  The Company believes that the total impact of the award will result in a loss for the second quarter.  The Company is in the process of determining the effect of this award upon its operations for the remainder of the year.  At this time, the
Company is reviewing its rates to determine to what extent they can be adjusted to reflect the increase in
Amtrak's rates.  The Company disagrees with the findings of the arbitrator, and expects to contest the ruling.

The Company is a regional freight railroad operating in the states of Massachusetts, Rhode Island, Connecticut and New York.  The Company transports a wide variety of commodities, including construction aggregate, iron and steel products, chemicals, lumber, scrap metals, plastic resins, cement, processed foods and edible food stuffs, such as frozen foods, corn syrup and animal and vegetable oils.  By agreement with a private operator, the
Company also operates two approved customs bonded intermodal yards in Worcester, MA, primarily for the movement of container traffic from the Far East destined for points in New England.
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This release contains "forward-looking statements" within the meaning of section 21E of the Securities and
Exchange Act of 1934, as amended.  These forward-looking statements represent the Company's present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition, which could cause actual results to differ materially from those indicated herein.  Further information on these risk factors is included in the Company's filings with the
Securities and Exchange Commission.

Contact Person:   P&W:      Mary A. Tanona
                                                                  (508) 755-4000 (x365)